EXHIBIT 5.1

LAW OFFICES
Nelson Mullins Riley & Scarborough, L.L.P.
A REGISTERED LIMITED LIABILITY PARTNERSHIP

Jerry W. Amos	BANK OF AMERICA CORPORATE CENTER	OTHER OFFICES:
(704)417-3110	SUITE 2400	Atlanta, Georgia
	100 NORTH TRYON STREET	Charleston, South Carolina
Internet Address: JWA@nmrs.com		Columbia, South Carolina
	CHARLOTTE, NORTH CAROLINA 28202-4000	Greenville, South Carolina
	TELEPHONE (704) 417-3000	Myrtle Beach, South Carolina
	FACSIMILE (704) 377-4814	Raleigh, North Carolina
	www.nmrs.com	Winston-Salem, North Carolina

      August 29, 2003

Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina 28211

Re:	Amendment No. 1 to Registration Statement No. 333-106268 filed on August 29, 2003 with respect to $500,000,000 Aggregate Principal Amount of Securities and Post-Effective Amendment No. 2 to Registration Statement No. 333-62222 with respect to $190,000,000 Principal Amount of Securities.

Gentlemen:

     We have acted as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the “Company”), in connection with the registration by the Company of $690,000,000 aggregate principal amount of the following securities: one or more series of its debt securities (the “Debt Securities”) and shares of its Common Stock (the “Common Stock”). All capitalized terms which are not defined here shall have the meanings assigned to them in Registration Statement 333-106268 and the Post-Effective Amendment No. 2 to Registration Statement No. 333-62222 on Form S-3 which are being filed on the date hereof with the Securities and Exchange Commission (“SEC”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). As amended, Amendment No. 1 to Registration Statement No. 333-106268 and the Post-Effective Amendment No. 2 to Registration Statement No. 333-62222 are collectively referred as the “Registration Statements.”

     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

(1) The Articles of Incorporation of the Company, as amended to date;

(2) The By-Laws of the Company, as amended to date;

Piedmont Natural Gas Company, Inc.
August 29, 2003

(3) The Indenture filed as an exhibit to the Registration Statements (as amended or supplemented in accordance with the terms hereof, the “Indenture”);

(4) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

     On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and, with respect to the Indenture and the Debt Securities, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable):

1. When (a) the Debt Securities shall have been authorized, executed and authenticated in accordance with the terms of the Indenture, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939, duly executed and delivered, and (c) the Debt Securities shall have been issued and sold as described in the Registration Statements, in accordance with the terms and conditions of the applicable underwriting agreement or agency agreement, and in a manner contemplated in the Registration Statements, including the Prospectus Supplement relating to any such Debt Securities, and in accordance with any applicable order of a regulatory agency having jurisdiction over the issuance of the Debt Securities, the Debt Securities will be duly authorized and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

2. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statements, and in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statements, including the Prospectus Supplement relating to the applicable offering of such Common Stock, and in accordance with any applicable order of a regulatory agency having jurisdiction over the issuance of the Common Stock, the Common Stock will be validly issued, fully paid and nonassessable.

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, the Registration Statements have been declared effective, that the authorization of such securities will not have been modified or rescinded and there will not have occurred any change in the law affecting the validity or enforceability of such securities. We have also assumed that none of the terms of any security to be established subsequent to the date hereof nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Piedmont Natural Gas Company, Inc.
August 29, 2003

     This opinion is limited to the present laws of the State of North Carolina, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

     This opinion may be filed as an exhibit to the Registration Statements. Consent is also given to the reference to this firm under the caption “Legal Opinions” in the prospectus contained in the Registration Statements. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Nelson Mullins Riley & Scarborough, LLP

/s/ Jerry W. Amos